Exhibit 99.01

SRAX, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 30, 2021, our subsidiary BIGtoken, Inc. (“FPVD”) completed a merger (BritePool Merger) with BritePool, Inc. (BritePool). As a result of the BritePool Merger, SRAX’s (SRAX) ownership interest in FPVD was reduced from 65.9% to 36.45% of the outstanding common stock of FVPD (“FPVD Common Stock”). Additionally, on December 29, 2021, SRAX entered into an exchange agreement (“Exchange Agreement”) with FPVD pursuant to which all of the shares of FPVD Common Stock held by SRAX were converted into non-voting Series D Convertible Preferred Stock (“Series D Stock”) (the “Exchange”). As a result of the BritePool Merger and the Exchange, our management concluded that SRAX no longer had a controlling financial interest in FPVD, and accordingly, deconsolidated. The Company’s assessment as to whether the FPVD segment’s historical results will be reported in the Company’s consolidated financial statements as discontinued operations is ongoing and will be finalized in conjunction with the Company’s financial statement close process for the year ended December 31, 2021

The following unaudited pro forma condensed consolidated statement of financial position as of September 30, 2021, is presented as if the BritePool Merger transaction, as described in the notes to these unaudited pro forma condensed consolidated financial statements, had occurred at September 30, 2021.

The unaudited pro forma condensed consolidated statements of earnings (loss) for the nine months ended September 30, 2021, and the year ended December 31, 2020, are presented as if the BritePool Merger transactions had occurred on January 1, 2020. The estimated gain on sale is not reflected in the unaudited pro forma condensed consolidated statements of earnings (loss) as it is nonrecurring in nature.

The unaudited pro forma condensed consolidated financial information is subject to the assumptions and adjustments described in the accompanying notes. These assumptions and adjustments are based on information presently available. Actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of SRAX for each period presented and in the opinion of SRAX management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had events reflected been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with SRAX’s audited consolidated financial statements and the notes thereto as of and for the year ended December 31, 2020, and Management’s Discussion and Analysis included in SRAX’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as SRAX’s unaudited consolidated financial statements and the notes thereto as of and for the nine months ended September 30, 2021, and Management’s Discussion and Analysis included in SRAX’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

SRAX, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2021

2021	SRAX, Inc. Consolidated as Reported	Pro forma Adjustments for BIGToken, inc.	Notes	Pro Forma
Assets
Cash and cash equivalents	$6,823,000	(257,000)	a	6,566,000
Accounts receivable	1,376,000	(832,000)	a	544,000
Prepaid expenses	998,000	(104,000)	a	894,000
Securities held for sale	18,221,000			18,211,000
Designated assets	6,255,000			6,255,000
Current assets	33,673,000	(1,193,000)		32,480,000

Notes receivable	926,000			926,000
Property and equipment	154,000	(33,000)	a	121,000
Intangible assets	1,889,000	(512,000)	a	1,377,000
Right of use assets	286,000			286,000
Investment in FPVD, at fair value		179,475,080	b	179,475,080
Other assets	36,000			36,000
Goodwill	23,351,000	(5,445,000)	a	17,906,000
Total Assets	$60,315,000	172,292,080		232,607,080

Liabilities and stockholders’ equity
Accounts payable and accrued liabilities	$3,932,000	(1,011,000)	a	2,921,000
Other current liabilities	469,000	(148,000)	a	321,000
Deferred revenue	14,824,000	(24,000)	a	14,800,000
Payroll protection loan - current portion	10,000			10,000
OID notes payable - current portion	1,055,000			1,055,000
Preferred stock	6,253,000			6,253,000
Current liabilities	26,543,000	(1,183,000)		25,360,000

Right to use liability - long term	148,000			148,000
Payroll protection loan - long term				-
Deferred Tax Liability	131,000			131,000
Total liabilities	26,822,000	(1,183,000)		25,639,000

Class A common	25,000			25,000
Additional paid-in capital	93,859,000			93,859,000
Accumulated deficit	(71,001,000)	184,085,080	g	113,084,080
Total SRAX shareholders’ equity	22,883,000	184,085,080		206,968,080
Non-controlling interest	10,610,000	(10,610,000)		-
Total stockholders’ equity	33,493,000	173,475,080		206,968,080
Total liabilities and stockholders’ equity	$60,315,000	172,292,080		232,607,080

SRAX, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations as of September 30, 2021

	For the Nine Months Ended September 30, 2021
	SRAX, Inc. Consolidated as Reported	Pro forma Adjustments for BIGToken, inc.	Notes	Pro Forma

Revenues	$21,432,000	$(2,469,000)	d	18,963,000
Cost of revenues	4,907,000	(715,000)	d	4,192,000
Gross profit	16,525,000	(1,754,000)	d	14,771,000

Employee related costs	7,996,000	(2,649,000)	e	5,347,000
Marketing and selling expenses	5,105,000	(861,000)	e	4,244,000
Platform Costs	350,000	(245,000)	e	105,000
Depreciation and amortization	1,122,000	(412,000)	e	710,000
General and administrative	6,045,000	(3,152,000)	e	2,893,000
	20,618,000	(7,319,000)		13,299,000

Loss from operations	(4,093,000)	5,565,000		1,472,000

Other income (expense)
Interest income	33,000			33,000
Financing Costs	(15,958,000)	5,860,000	f	(10,098,000)
Realized gain on marketable securities	1,096,000			1,096,000
Unrealized loss on marketable securities	(4,784,000)			(4,784,000)
Realized gain on designated assets	2,000			2,000
Unrealized loss on designated assets	(134,000)			(134,000)
Other income	1,145,000			1,145,000
Change in fair value of preferred stock	134,000			134,000
Total other income (loss)	(18,466,000)	5,860,000		(12,606,000)

Loss before provision for income taxes	(22,559,000)	11,425,000		(11,134,000)

Provision for income taxes	-	-
Net income (loss)	(22,559,000)	11,425,000	g	(11,134,000)
Net (income) loss attributable to noncontrolling interest	1,900,000	(1,900,000)	g	-
Net income attributable to SRAX, Inc.	$(20,659,000)	$9,525,000		(11,134,000)

Net income / ( loss) per share, basic and diluted	$(0.91)			(0.49)

Weighted average shares outstanding - basic and diluted	22,707,446			22,707,446

SRAX, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations for Year ended December 31, 2020

	SRAX, Inc. Consolidated as Reported	Pro forma Adjustments for BIGToken, inc.	Notes	Pro forma

Revenues	$8,647,000	$(2,168,000)	d	6,479,000
Cost of revenues	2,589,000	(800,000)	d	1,789,000
Gross profit	6,058,000	(1,368,000)	d	4,690,000

Employee related costs	7,895,000	(3,212,000)	e	4,683,000
Marketing and selling expenses	2,675,000	(707,000)	e	1,968,000
Platform Costs	1,667,000	(958,000)	e	709,000
Depreciation and amortization	1,303,000	(531,000)	e	772,000
General and administrative	4,115,000	(526,000)	e	3,589,000
	17,655,000	(5,934,000)		11,721,000

Loss from operations	(11,597,000)	4,566,000		(7,031,000)

Other income (expense)
Financing Costs	(12,150,000)
Gain (loss) on sale of assets	7,873,000
Gains from marketable securities	874,000
Change in fair value of derivative liabilities	321,000
Total other income (loss)	(3,082,000)	-		-

Loss before provision for income taxes	(14,679,000)	4,566,000		(7,031,000)

Provision for income taxes	(26,000)
Net income (loss)	$(14,705,000)	$4,566,000	g	(7,031,000)

Net loss per share, basic and diluted	$(1.00)			(0.48)

Weighted average shares outstanding - basic and diluted	14,649,788			14,649,788

Notes to Unaudited Pro Forma Condensed Combined Financial Information.

(a)	This adjustment reflects the deconsolidation of the consolidated assets and liabilities attributable to FPVD, including the carrying value of our noncontrolling interest as of September 30, 2021, in accordance with ASC 810-10-40-4(c), due to a loss of control of FPVD that occurred on December 1, 2021.

(b)	This adjustment reflects the fair value of SRAX’s retained noncontrolling investment in FPVD on December 28, 2021. This amount was determined by multiplying the approximately 149 billion shares of FPVD Common Stock held on December 28, 2021, by the $0.0012 per share closing price on that date. Beginning on December 1, 2021, SRAX will account for the retained noncontrolling investment in FPVD under the equity method of accounting. In addition, SRAX expects to elect the fair value option under ASC 825-10, with subsequent changes in the fair value of the investment in FPVD recorded in its consolidated statements of operations included in other income and expenses, net.

(c)	This adjustment reflects the estimated, net of tax, pro forma gain of $103.84 million arising from the loss of control of FPVD, in accordance with GAAP occurring on December 1, 2021. This pro forma estimated, net of tax, gain was computed in accordance with ASC 810-10-40-5. The actual gain on deconsolidation, including the impact of income taxes, if any, will be reported upon in the financial statements published for the year-ended December 31, 2021, as we are not able to estimate the actual gain or the actual income tax impact on this gain, until it determines the actual balances of its carrying amounts, as applicable, as of December 1, 2021, which will be completed during the fourth quarter ending December 31, 2021. The actual gain, including related income taxes, if any, may differ materially from the pro forma estimated, net of tax, gain shown herein.

This pro forma estimated, net of tax, gain has not been reflected in the pro forma condensed combined statements of operations because it is considered to be nonrecurring in nature.

(d)	This adjustment reflects the deconsolidation of consolidated revenues and cost of sales attributable to FPVD.

(e)	This adjustment reflects the deconsolidation of consolidated operating expenses attributable to FPVD for the pro forma periods presented.

(f)	This adjustment reflects the deconsolidation of consolidated other income and expenses, net, attributable to FPVD for the pro forma periods presented.

(g)	This adjustment reflects the deconsolidation of consolidated net loss attributable to noncontrolling interest in FPVD for the pro forma periods presented and, as applicable, the deconsolidation of net loss attributable to noncontrolling interest in FPVD for the year ended December 31, 2020.